

PROSPECTUS SUPPLEMENT                                                FILE NO. 333-59997
(TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1805




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $25,000,000            ORIGINAL ISSUE DATE:         December 16, 1998


CUSIP NUMBER:           59018S U85             STATED MATURITY DATE:        December 18, 2000


INTEREST CALCULATION:                          DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                 /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                 / / 30/360
(FIXED INTEREST RATE):                         / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                      / / COMMERCIAL PAPER RATE
/ / CMT RATE                                   / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                 / / CD RATE
/ / FEDERAL FUNDS RATE                         / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                           DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                             LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                              LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months           MINIMUM INTEREST RATE:       Not Applicable


SPREAD:                 0.400%                 MAXIMUM INTEREST RATE:       Not Applicable


INITIAL INTEREST RATE:  5.61984%               SPREAD MULTIPLIER:           Not Applicable


INTEREST RESET DATES:   Quarterly, on the 18th of March, June, September and December, commencing
                        March 18, 1999; subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 18th of March, June, September and December, commencing
                        March 18, 1999; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  December 11, 1998

